                                  EXHIBIT 10.17

April 28, 2004

Board of Directors
SulphCo, Inc.
850 Spice Islands Dr.
Sparks, NV  89431

Gentlemen:

SulphCo, Inc. (OTC Bulletin Board: SLPH) announced today that its Chairman and CEO, Dr. Rudolf W. Gunnerman, has made a commitment to continue to finance SulphCo up to $2,000,000.00, as required. This commitment is expected to satisfy the financial requirements of the Company at least through the 2004 fiscal year.


Sincerely,

/s/ Rudolf W. Gunnerman

Rudolf W. Gunnerman
Chairman





--------------------------------------------------------------------------------
            SulphCo, Inc., 850 Spice Islands Drive, Sparks, NV 89431
        Voice: (775) 829-1310 Fax: (775) 829-1351 Email: info@sulphco.com